Exhibit 23.01 Consent of Independent Auditor

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-121278, 333-11523, 333-91146, 333-68590, 333-90029, and 333-31190 of Concur Technologies, Inc., of our report dated March 22, 2006 on the financial statements of Outtask, Inc. appearing in this Current Report on Form 8-K/A of Concur Technologies, Inc.

/s/ Aronson & Company

Rockville, Maryland

April 7, 2006